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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears on page 5 of Cardinal Health, Inc.'s Current Report on Form 8-K/A dated September 28, 1998. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
December 11, 1998